As Filed With the Securities and Exchange Commission on June 30, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEWPORT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	1791 Deere Avenue Irvine, California 92606 (Address, including zip code, of Principal Executive Offices)	94-0849175 (I.R.S. Employer Identification Number)

AMENDED AND RESTATED

2011 STOCK INCENTIVE PLAN

(Full title of the plan)

Jeffrey B. Coyne, Esq.

Senior Vice President, General Counsel and Corporate Secretary

Newport Corporation

1791 Deere Avenue

Irvine, California 92606

(Name and address of agent for service)

(949) 863-3144

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer ☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock ($0.1167 par value)	4,500,000 shares	$19.26	$86,670,000	$10,071.05

(1)   The “Amount to be Registered” includes an indeterminate number of additional shares of common stock that may be necessary to adjust the number of shares issuable pursuant to the Amended and Restated 2011 Stock Incentive Plan as the result of any future stock split, stock dividend or similar adjustment of the registrant’s outstanding common stock, pursuant to Rule 416(a) under the Securities Act of 1933, as amended.

(2)   The offering price per share and the aggregate offering price are estimated solely for the purpose of calculating the registration fee for the additional 4,500,000 shares of common stock registered hereby that may be issued under the registrant’s Amended and Restated 2011 Stock Incentive Plan, in accordance with Rule 457(h)(1), on the basis of the price of securities of the same class as determined in accordance with Rule 457(c), using the average of the high and low prices reported on the NASDAQ Global Select Market for the registrant’s common stock on June 26, 2015, which was $19.26.

EXPLANATORY NOTE

REGISTRATION OF ADDITIONAL SHARES

Pursuant to General Instruction E of Form S-8, Newport Corporation (the “Registrant”) is filing this registration statement on Form S-8 (the “Registration Statement”) to register an additional 4,500,000 shares of common stock of the Registrant (the “Common Stock”) under the Registrant’s Amended and Restated 2011 Stock Incentive Plan (the “2011 Plan”). The number of shares of Common Stock reserved and available for issuance under the 2011 Plan was increased pursuant to an amendment to the 2011 Plan adopted by the Registrant’s board of directors on March 25, 2015 and approved by stockholders on May 19, 2015.  Accordingly, the number of shares of Common Stock reserved and available for issuance under the 2011 Plan has increased by 4,500,000.  The Registration Statement registers these additional 4,500,000 shares of Common Stock, which are of the same class as other securities relating to the 2011 Plan for which the Registrant’s registration statement on Form S-8 (Registration No. 333-180254) was filed.  The information contained in the Registrant’s registration statement on Form S-8 (Registration No. 333-180254) is hereby incorporated by reference pursuant to General Instruction E of Form S-8 except to the extent otherwise updated or modified by the Registration Statement.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The documents listed below have been filed by the Registrant with the Securities and Exchange Commission (the “Commission”) and are incorporated herein by reference (excluding any portions of such documents that have been furnished but not filed for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)):

(a)         The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 3, 2015, filed with the Commission on March 4, 2015, and the portions of the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 8, 2015, incorporated by reference into the Registrant’s Annual Report on Form 10-K.

(b)         The description of the Common Stock that is contained in the Registrant’s registration statement on Form 8-A filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

(c)          All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents, except as to any portion of any document that is not deemed filed under such provisions. For the purposes of this Registration Statement, any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained in this Registration Statement modifies or supersedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description of Exhibit

5.1	Opinion of Stradling Yocca Carlson & Rauth.

10.1	Amended and Restated 2011 Stock Incentive Plan (incorporated by reference to Appendix B to the Registrant’s Proxy Statement filed with the Commission on April 8, 2015).

10.2

Form of Restricted Stock Unit Award Agreement (with performance-based vesting) to be used under the Amended and Restated 2011 Stock Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 23, 2011).

10.3

Form of Restricted Stock Unit Award Agreement (with time-based vesting) to be used under the Amended and Restated 2011 Stock Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 23, 2011).

10.4

Form of Stock Appreciation Right Award Agreement to be used under the Amended and Restated 2011 Stock Incentive Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 23, 2011).

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Stradling Yocca Carlson & Rauth (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereto).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on June 30, 2015.

NEWPORT CORPORATION

By:	/s/ Robert J. Phillippy
Robert J. Phillippy
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of Newport Corporation, do hereby constitute and appoint Robert J. Phillippy and Charles F. Cargile, or either of them, as our true and lawful attorneys and agents with power of substitution, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement; and we do hereby ratify and confirm all that said attorneys and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Robert J. Phillippy	President, Chief Executive Officer and Director (Principal Executive Officer)	June 30, 2015
Robert J. Phillippy

/s/ Charles F. Cargile	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	June 30, 2015
Charles F. Cargile

/s/ Willem A. Meintjes	Vice President and Corporate Controller	June 30, 2015
Willem A. Meintjes

/s/ Christopher Cox	Director	June 30, 2015
Christopher Cox

/s/ Siddhartha C. Kadia	Director	June 30, 2015
Siddhartha C. Kadia

/s/ Oleg Khaykin	Director	June 30, 2015
Oleg Khaykin

/s/ Cherry A. Murray	Director	June 30, 2015
Cherry A. Murray

/s/ Kenneth F. Potashner	Director	June 30, 2015
Kenneth F. Potashner

/s/ Peter J. Simone	Director	June 30, 2015
Peter J. Simone

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1	Opinion of Stradling Yocca Carlson & Rauth.

10.1	Amended and Restated 2011 Stock Incentive Plan (incorporated by reference to Appendix B to the Registrant’s Proxy Statement filed with the Commission on April 8, 2015).

10.2

Form of Restricted Stock Unit Award Agreement (with performance-based vesting) to be used under the Amended and Restated 2011 Stock Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 23, 2011).

10.3

Form of Restricted Stock Unit Award Agreement (with time-based vesting) to be used under the Amended and Restated 2011 Stock Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 23, 2011).

10.4

Form of Stock Appreciation Right Award Agreement to be used under the Amended and Restated 2011 Stock Incentive Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 23, 2011).

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Stradling Yocca Carlson & Rauth (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereto).